UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of The Securities
Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X] Preliminary Proxy Statement
[  ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[  ] Definitive Proxy Statement
[  ] Definitive Additional Materials
[  ] Soliciting Material Pursuant toss.240.14a-12

TRIMAINE HOLDINGS, INC.
____________________________________________________________________________________________________________
(Name of Registrant as Specified in Its Charter)

____________________________________________________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee if offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

TRIMAINE HOLDINGS, INC.

Suite 803, 8th Floor, Dina House, Ruttonjee Center, 11 Duddell Street
Central, Hong Kong

NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

To the Shareholders of TriMaine Holdings, Inc.:

Notice is hereby given that the Annual and Special Meeting of the shareholders of TriMaine Holdings, Inc., a Washington corporation (the “Company”), will be held at Suite 803, 8th Floor, Dina House, Ruttonjee Center, 11 Duddell Street, Central, Hong Kong, at 9:00 a.m., Hong Kong Time, on November 25, 2004 (the “Meeting”) for the following purposes:

1.	To approve the proposal to dissolve the Company, substantially in the form of Annex A attached to the accompanying proxy statement, including the liquidation and dissolution of the Company contemplated thereby.

2.	To transact such other business as may properly come before the Meeting or any adjournments thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this Notice.

Our sole director has fixed the close of business on November 4, 2004 as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting and any adjournments or postponements thereof.

By Order of the Board of Directors

/s/ Michael J. Smith
Michael J. Smith
President, Chief Financial Officer
and Secretary

October 22, 2004

YOUR VOTE IS IMPORTANT.

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL AND SPECIAL MEETING. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE ANNUAL AND SPECIAL MEETING, YOU ARE URGED TO VOTE BY MARKING, SIGNING, DATING AND RETURNING THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE ANNUAL AND SPECIAL MEETING, YOU MAY CHOOSE TO VOTE IN PERSON EVEN IF YOU HAVE PREVIOUSLY SENT IN YOUR PROXY CARD.

TRIMAINE HOLDINGS, INC.

Suite 803, 8th Floor, Dina House, Ruttonjee Center, 11 Duddell Street
Central, Hong Kong

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation by our management of proxies for use at our annual and special meeting of shareholders to be held at Suite 803, 8th Floor, Dina House, Ruttonjee Center, 11 Duddell Street, Central, Hong Kong, on November 25, 2004, and any adjournments thereof. If the enclosed form of proxy is properly executed and received by our company prior to the meeting or any adjournments thereof, the shares of common stock, $0.01 par value per share or preferred stock, series B, $0.01 par value per share, represented by your proxy will be voted in the manner directed. In the absence of voting instructions, the shares of common stock and preferred stock will be voted for approving the proposal to dissolve our company. The proxy may be revoked at any time prior to its use by filing a written notice of revocation of proxy or a proxy bearing a date later than the date of a previously filed proxy with the Secretary of our company, Mr. Michael J. Smith, at Suite 803, 8th Floor, Dina House, Ruttonjee Center, 11 Duddell Street, Central, Hong Kong. You also may revoke your proxy in person at the meeting. If you attend the meeting and have submitted a proxy, you need not revoke your proxy and vote in person unless you elect to do so. This proxy statement and the proxy are being mailed to the holders of our shares of common stock and preferred stock commencing on or about November 4, 2004.

The holders of one-third of our shares of common stock and preferred stock outstanding and entitled to vote at the meeting must be present in person or represented by proxy in order for a quorum to be present. Under applicable Washington law, abstentions and broker non-votes will be counted for purposes of establishing a quorum, but will have no effect on the vote on the proposal to dissolve our company.

Proxies will be solicited primarily by mail and may also be solicited personally and by telephone by directors, officers, employees, or agents of our company without additional remuneration. We also may reimburse banks, brokers, custodians, nominees and fiduciaries for their reasonable charges and expenses in forwarding proxies and proxy materials to the beneficial owners of our shares of common stock and preferred stock. All costs of solicitation of proxies will be borne by us. We do not presently intend to employ any other party to assist in the solicitation process.

The close of business on November 4, 2004 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

On the record date (November 4, 2004), there were 15,217,097 shares of common stock and 60,000 shares of preferred stock issued and outstanding. Each share of common stock and each share of preferred stock is entitled to one vote on each of the matters properly presented at the meeting. Only shareholders of record on the record date will be entitled to vote at the meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

We have set forth in the following table certain information regarding our common stock and preferred stock beneficially owned on November 4, 2004 (the record date for the meeting) for (i) each shareholder we know to be the beneficial owner of 5% or more of our outstanding voting stock, (ii) each of our executive officers and directors, and (iii) all executive officers and directors as a group. In general, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of such security, or the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which the person has the right to acquire beneficial ownership within 60 days. As of November 4, 2004, we had outstanding approximately 15,217,097 shares of common stock and 60,000 preferred stock issued and outstanding.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class(1)
New Image Investment Company Limited Suite 803, Dina House Ruttonjee Centre 11 Duddell Street Hong Kong SAR, China	12,648,908 common stock 60,000 preferred stock	83% 100%
Michael Smith Suite 803, Dina House Ruttonjee Centre 11 Duddell Street Hong Kong SAR, China	12,648,908 common stock(2) 60,000 preferred stock(2)	83% 100%
Directors and Executive Officer as a Group	12,648,908 common stock(2) 60,000 preferred stock(2)	83% 100%

(1)     Based on 15,217,097 shares of common stock issued and outstanding as of November 4, 2004. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

(2)     Michael Smith is an officer and a director of New Image Investment Company Limited and exercises investment and dispositive power over the shares of our company owned by New Image Investment Company Limited. New Image Investment Company Limited is a wholly owned subsidiary of MFC Bancorp Ltd. Michael Smith, our sole director and officer, is the Chief Executive Officer, President and a director of MFC Bancorp Ltd.

DIRECTORS

Two of our directors, Simon Law and Mirjana Zoravkovic resigned in May, 2004. We currently only have one director, Michael Smith, and his term expires at the Annual General Meeting to be held in 2005.

The following table sets forth information regarding our board of directors which consists of a sole director whose term of office will continue after the meeting.

Name	Current Position with Company	Age	Expiration of Term as a Director
Michael J. Smith	President, Chief Financial Officer Secretary and Director	56	2005

Mr. Smith became President of our company during 1996 and has served as Chief Financial Officer and a director since January 1994. From that date until 1996, he was our Executive Vice President. Mr. Smith was Chief Financial Officer of Mercer International Inc. from May 1988 until 1996. He is President, Chief Executive Officer, and a director of MFC Bancorp Ltd., a public company with its common shares registered with the Securities and Exchange Commission under the Securities Exchange Act of 1934. MFC Bancorp Ltd. is an international merchant banking company which has active investments in a wide range of business around the world. Mr. Smith is also the Chief Executive Officer, President, Chief Financial Officer and a director of Cathay Merchant Group, Inc. (formerly

Equidyne Corporation), a public company with its common shares registered with the Securities and Exchange Commission under the Securities Exchange Act of 1934. Cathay Merchant Group is a company which until January 2004 focussed on the needle-free drug delivery systems. Cathay Merchant Group is currently exploring merchant banking business opportunities in Asia.

PROPOSAL TO DISSOLVE THE COMPANY

General

Our sole director is proposing to dissolve our company and is seeking approval for the proposed dissolution at the meeting. The proposal was approved by our sole director on October 8, 2004, subject to shareholder approval. A copy of the proposal to dissolve is attached as Annex A to this proxy statement. Certain material features of the proposal are summarized below. We encourage you to read the proposal to dissolve in its entirety.

After approval of the proposal to dissolve, our activities will be limited to:

(a)	filing the Articles of Dissolution with the Secretary of State of the State of Washington;

(b)	selling our remaining assets;

(c)	paying out remaining creditors;

(d)	terminating any of our remaining commercial agreements, relationships or outstanding obligations;

(e)	resolving any outstanding litigation;

(f)	collecting any outstanding amounts due to our company;

(g)	establishing a contingency reserve for payment of our expenses and liabilities;

(h)	completing tax filings;

(i)	complying with the Securities and Exchange Commission reporting requirements; and

(j)	preparing to make distributions to our shareholders.

Washington law provides that, following the approval of the proposal to dissolve by our shareholders, our sole director may take such actions as he deems necessary in furtherance of the dissolution of our company and the wind up of its operations and affairs.

Our assets consist of cash, marketable securities (including 1,870,000 common shares of MFC Bancorp Ltd. held in trust for the benefit of our company and Inverness Enterprises Ltd.) and certain real estate holdings located in the State of Washington. We have two wholly-owned subsidiaries, TriMaine Holdings Ltd. (a British Columbia company) and Inverness Enterprises Ltd. (a British Columbia company). Inverness Enterprises Ltd. is the owner of 1,370,000 of the 1,870,000 common shares of MFC Bancorp Ltd. We intend to sell the real estate and to distribute the cash, if any, after paying any outstanding expenses and liabilities and the amounts due to the holders of our preferred stock, and distribute the marketable securities in kind.

We do not anticipate that there will be any cash ultimately distributed to the holders of our common stock as we are required to pay approximately $6,900,000 to the holders of our shares of preferred stock who are entitled to receive (a) the amount of the paid-in capital of the preferred stock plus a 10% premium (approximately $6,600,000), (b) accrued and unpaid dividends (approximately $300,000), and (c) any interest. The availability of a cash distribution to the holders or our common stock may be further reduced by additional liabilities we may incur, the ultimate settlement amounts of any liabilities and our failure to achieve significant value for our real estate assets. See “Factors to be Considered by Shareholders in Deciding Whether to Approve the Proposal”.

Our sole director may, at any time, turn our management over to a third party to complete the liquidation of our real estate assets and distribute any cash and marketable securities to our shareholders pursuant to the proposal to dissolve. This third-party management may be in the form of a liquidating trust, which, if adopted, would succeed to all of our assets, liabilities and obligations. Our sole director may appoint himself or a third party to act as trustee or trustees of such liquidating trust.

During the liquidation of our assets and the dissolution of our company, we may pay our officers, directors, employees, and agents, or any of them, compensation for services rendered in connection with the implementation of the proposal to dissolve. See “Possible Effects of the Approval of the Proposal upon the Directors and Executive Officers”.

The following resolution will be put forward at the meeting for approval by our shareholders:

“RESOLVED THAT THE PROPOSAL TO DISSOLVE OUR COMPANY BE RATIFIED AND APPROVED”.

Background and Reasons for the Proposal to Dissolve

The decision to dissolve our company and distribute cash and marketable securities to our shareholders is driven by the fees and expenses associated with being a public company and the limited real estate business opportunities in the State of Washington.

Assets to be Sold

The assets proposed to be sold consist of the assets currently owned by our company including our real estate properties located in the Puget Sound region of Washington State, which consist of approximately 12 acres of land. Also, as part of the dissolution of our company, we intend to dissolve our wholly-owned subsidiary, TriMaine Holdings Ltd. (a British Columbia company).

Factors to be Considered by Shareholders in Deciding Whether to Approve the Proposal

There are many factors that our shareholders should consider when deciding whether to vote to approve the proposal to dissolve. Such factors include the risk factors set forth below.

We cannot assure you of the amount of any distribution to our shareholders under the proposal to dissolve.

We cannot assure you of the precise nature and amount of any distribution to our shareholders pursuant to the proposal to dissolve. Uncertainties as to the sale price of our real estate assets and the amount of our claims, liabilities and expenses make it difficult to predict with certainty the distribution to our shareholders. We do not anticipate that there will be any cash ultimately distributed to the holders of our common stock as we are required to pay approximately $6,900,000 to the holders of our preferred stock.

Our shareholders could vote against the proposal to dissolve.

If we do not obtain shareholder approval of the proposal to dissolve, we would have to continue our business operations from a very difficult position in light of our announced intent to liquidate and dissolve.

We will continue to incur claims, liabilities and expenses that will reduce the amount available for distributionto shareholders.

Claims, liabilities and expenses from operations (such as operating costs, salaries, directors’ and officers’ insurance, payroll and local taxes, legal and accounting fees and miscellaneous office expenses) will continue to be incurred as we seek to wind down operations. These expenses will reduce the amount of any cash and marketable securities available for ultimate distribution to our shareholders.

Distribution of assets, if any, to our shareholders could be delayed.

Although our sole director has not established a firm timetable for distributions to our shareholders, our sole director intends, subject to contingencies inherent in winding down our business, to make such distributions as promptly as practicable. However, we are currently unable to predict the precise timing of any distribution pursuant to our dissolution. The timing of any distribution will depend on and could be delayed by, among other things, the timing of sales of our real estate assets and any settlements with creditors. Additionally, a creditor could seek an injunction against the making of distributions to our shareholders on the ground that the amounts to be distributed were needed to provide for the payment of our liabilities and expenses. Any action of this type could delay distribution to our shareholders.

If we fail to create an adequate contingency reserve for payment of our expenses and liabilities, our shareholders could be held liable for payment to our creditors of each such shareholder’s pro rata share of amounts owed to creditors in excess of the contingency reserve, up to the amount actually distributed to such shareholder.

If the proposal to dissolve is approved by our shareholders, we will file Articles of Dissolution with the State of Washington dissolving our company. Pursuant to the Washington Business Corporation Act, the dissolution of our company will not take away or impair any remedy available against our company, our directors, officers or our shareholders, for any right or claim existing, or any liability incurred, prior to such dissolution if action or other proceeding thereon is commenced within two years after the date of such dissolution. In the event we fail to create an adequate contingency reserve for payment of our expenses and liabilities during this two year period, each shareholder could be held liable for payment to our creditors of such shareholder’s pro rata share of amounts owed to creditors in excess of the contingency reserve, up to the amount actually distributed to such shareholder.

However, the liability of any shareholder would be limited to the amounts previously received by such shareholder from us (and from any liquidating trust or trusts) in the dissolution. Accordingly, in such event a shareholder could be required to return all distributions previously made to such shareholder. In such event, a shareholder could receive nothing from us under the proposal to dissolve. Moreover, in the event a shareholder has paid taxes on amounts previously received, a repayment of all or a portion of such amount could result in a shareholder incurring a net tax cost if the shareholder’s repayment of an amount previously distributed does not cause a commensurate reduction in taxes payable. There can be no assurance that the contingency reserve established by us will be adequate to cover any expenses and liabilities. See “Contingent Liabilities; Contingency Reserve; Liquidating Trust”.

Our stock transfer books will close on the date we file the Articles of Dissolution with the Washington Secretaryof State, after which it will not be possible for shareholders to publicly trade our stock.

We intend to close our stock transfer books, discontinue recording transfers of our common stock and preferred stock and cease the quotation of our common stock on the OTC Bulletin Board at the close of business on the date we file the Articles of Dissolution with the Washington Secretary of State, referred to as the “final record date”. Thereafter, certificates representing our common stock and our preferred stock shall not be assignable or transferable on our books except by will, intestate succession or operation of law. The proportionate interests of all of our shareholders shall be fixed on the basis of their respective stock holdings at the close of business on the final record date, and, after the final record date, any distributions made by us shall be made solely to the shareholders of record at the close of business on the final record date, except as may be necessary to reflect subsequent transfers recorded on our books as a result of any assignments by will, intestate succession or operation of law.

We will continue to incur the expenses of complying with public company reporting requirements.

Whether or not the proposal to dissolve is approved, we have an obligation to continue to comply with the applicable reporting requirements of the Securities Exchange Act of 1934, even though compliance with such reporting requirements is economically burdensome. In order to curtail expenses, we intend to, after filing our Articles of Dissolution, seek relief from the Securities and Exchange Commission from the reporting requirements under the Securities Exchange Act of 1934. We anticipate that, if such relief were granted, we would continue to file current reports on Form 8-K to disclose material events relating to our liquidation and dissolution along with any other reports that the Securities and Exchange Commission might require. However, the Securities and Exchange Commission may not grant any such relief.

If we fail to retain the services of certain key personnel, the proposal to dissolve may not succeed.

The success of the proposal to dissolve depends in large part upon our ability to retain the services of Michael Smith, our President, Chief Financial Officer, Secretary and our sole director. Failure to retain Mr. Smith could harm the implementation of the proposal to dissolve. If we fail to retain Mr. Smith, we will need to hire others to oversee our liquidation and dissolution, which could involve additional compensation expenses, if such other personnel are available at all. See “Possible Effects of the Approval of the Proposal upon Directors and Executive Officers”.

Possible Effects of the Approval of the Proposal to Dissolve upon Directors and Executive Officers

Following the filing of the Articles of Dissolution with the Washington Secretary of State, we will continue to indemnify each of our current and former directors and officers to the extent required under Washington law and our Articles of Incorporation and Bylaws as in effect immediately prior to the filing of the Articles of Dissolution. In addition, we intend to maintain our current directors’ and officers’ insurance policy through the date of dissolution and to obtain runoff coverage for an additional two years after filing the Articles of Dissolution.

In order to ensure retention of personnel required to complete an orderly dissolution, our company has agreed to retain Mr. Michael Smith until approximately December 2006, or thereafter as needed for an orderly liquidation and dissolution, at his current salary of approximately $50,000 per year.

Other than as set forth above, it is not currently anticipated that our liquidation will result in any material benefit to any of our officers or to directors who participated in the vote to adopt the proposal to dissolve.

Principal Provisions of the Proposal to Dissolve

We will distribute pro rata to our holders of common stock cash, if any, and marketable securities after payment of any outstanding expenses and liabilities and amounts due to the holders of our preferred stock. The liquidation is expected to commence as soon as practicable, and to be concluded prior to the second anniversary thereof, or such later date as required by Washington law, by a final liquidating distribution either directly to our shareholders or to one or more liquidating trusts. Any sales of our assets will be made in private or public transactions and on such terms as are approved by our sole director. It is not anticipated that any further votes of our shareholders will be solicited with respect to the approval of the specific terms of any particular sales of our real estate approved by our sole director.

The proposal to dissolve provides that our sole director will liquidate our assets in accordance with any applicable provision of the Washington Business Corporation Act.

If deemed necessary by our sole director for any reason, we may, from time to time, transfer any of our unsold assets to one or more trusts established for the benefit of our shareholders, which property would thereafter be sold or distributed on terms approved by its trustees. Our sole director may also elect in its discretion to transfer the contingency reserve, if any, to such a trust. Any of such trusts are referred to in this proxy statement as “liquidating trusts”. Notwithstanding the foregoing, to the extent that a distribution or transfer of any asset cannot be effected without the consent of a governmental authority, no such distribution or transfer shall be effected without such consent. In the event of a transfer of assets to a liquidating trust, we would distribute, pro rata to the holders of its capital stock, beneficial interests in any such liquidating trust or trusts.

It is anticipated that the interests in any such trusts will not be transferable; therefore, although the recipients of the interests would be treated for tax purposes as having received their pro rata share of property transferred to the liquidating trust or trusts and will thereafter take into account for tax purposes their allocable portion of any income, gain or loss realized by such liquidating trust or trusts, the recipients of the interests will not realize the value thereof unless and until such liquidating trust or trusts distributes cash or other assets to them. The proposal to dissolve provides that our sole director may appoint one or more individuals or entities to act as trustee or trustees of the liquidating trust or trusts and to cause us to enter into a liquidating trust agreement or agreements with such trustee or trustees on such terms and conditions as may be approved by our sole director. For further information relating to liquidating trusts, the appointment of trustees and the liquidating trust agreements, reference is made to “Contingent Liabilities; Contingent Reserves; Liquidation Trust”.

Our sole director will distribute to our shareholders the maximum amount permissible under applicable law.

After the final record date, we will not issue any new stock certificates, other than replacement certificates. Any person holding options, warrants or other rights to purchase common stock must exercise such instruments or rights prior to the final record date. See “Trading of the Common Stock and Interests in the Liquidation Trust or Trusts” and “Final Record Date” below.

Following approval of the proposal to dissolve by our shareholders, Articles of Dissolution will be filed with the State of Washington dissolving our company. Our dissolution will become effective, in accordance with the Washington Business Corporation Act, upon proper filing of the Articles of Dissolution with the Secretary of State or upon such later date as may be specified in the Articles of Dissolution. Pursuant to the Washington Business Corporation Act, the dissolution of our company will not take away or impair any remedy available against the company, our directors, officers or our shareholders, for any right or claim existing, or any liability incurred, prior to such dissolution if action or other proceeding thereon is commenced within two years after the date of such dissolution. In the event we fail to create an adequate contingency reserve for payment of our expenses and liabilities during this two year period, each shareholder could be held liable for payment to our creditors of such shareholder’s pro rata share of amounts owed to creditors in excess of the contingency reserve, up to the amount actually distributed to such shareholder.

Abandonment; Amendment

Under the proposal to dissolve, our sole director may modify, amend or abandon the proposal, notwithstanding shareholder approval, to the extent permitted by the Washington Business Corporation Act. We will not amend or modify the proposal to dissolve under circumstances that would require additional shareholder solicitations under the Washington Business Corporation Act or the federal securities laws without complying with the Washington Business Corporation Act and the federal securities laws.

Liquidating Distributions, Nature, Amount and Timing

Although our sole director has not established a firm timetable for distributions to shareholders if the proposal to dissolve is approved by the shareholders, our sole director intends, subject to contingencies inherent in winding up our business, to make such distributions as promptly as practicable. We intend to distribute any marketable securities in kind and any cash on hand after the sale of our real estate assets, payment of any outstanding expenses and liabilities and the amounts due to the holders of our preferred stock.

The liquidation is expected to conclude prior to the second anniversary of the filing of the Articles of Dissolution in Washington by a final liquidating distribution either directly to our shareholders or to a liquidating trust. The proportionate interests of all of our shareholders shall be fixed on the basis of their respective stock holdings at the close of business on the final record date, and after such date, any distributions made by us shall be made solely to shareholders of record on the close of business on the final record date, except to reflect permitted transfers. Our sole director is, however, currently unable to predict the precise nature, amount or timing of this distribution or any other distributions pursuant to the proposal to dissolve. The actual nature, amount and timing of all distributions will be determined by our sole director or a trustee designated by our sole director, in his sole discretion, and will depend in part upon our ability to convert our remaining real estate assets into cash and pay and settle any remaining liabilities and obligations. See “Factors to be Considered by Shareholders in Deciding Whether to Approve the Proposal to Dissolve”.

In lieu of satisfying all of our liabilities and obligations prior to making distributions to our shareholders, we may instead reserve assets deemed by management and our sole director to be adequate to provide for such liabilities and obligations. See “Contingent Liabilities; Contingency Reserve; Liquidation Trust”.

Uncertainties as to the precise value of our non-cash assets and the ultimate amount of our liabilities make it impracticable to predict the aggregate net value ultimately distributable to shareholders. Claims, liabilities and expenses from operations (including operating costs, salaries, income taxes and local taxes, legal, accounting and miscellaneous office expenses), although currently declining, will continue to be incurred following shareholder approval of the proposal to dissolve. These expenses will reduce the amount of assets available for ultimate distribution to shareholders, and, while a precise estimate of those expenses cannot currently be made, our sole director believes that available cash and amounts received on the sale of assets will be adequate to provide for our obligations, liabilities, expenses and claims (including contingent liabilities). However, no assurances can be given that available cash and amounts received on the sale of assets will be adequate to provide for our obligations, liabilities, expenses and claims. We do not anticipate that there will be any cash ultimately distributed to the holders of our common stock. See “Factors to be Considered by Shareholders in Deciding Whether to Approve the Proposal to Dissolve”.

Our assets consist of cash, marketable securities (including 1,870,000 common shares of MFC Bancorp Ltd. held in trust for the benefit of our company and Inverness Enterprises Ltd.) and certain real estate holdings located in the State of Washington. We intend to sell the real estate, pay any outstanding expenses and payables, pay the amounts due to the holders of our preferred stock and distribute the marketable securities in kind. With respect to the 1,870,000 common shares of MFC Bancorp Ltd., we intend to distribute to our 83% common stock shareholder, New Image Investment Company Limited, approximately 1,554,400 common shares of MFC Bancorp Ltd. (of which 184,400 shares will be from our direct holdings and 1,370,000 shares will be distributed indirectly by distributing all of our shares in Inverness Enterprises Ltd., which holds 1,370,000 shares as its only asset) and to our other shareholders, holding in aggregate 16.9% of our common stock, approximately 315,600 common shares of MFC Bancorp Ltd. (all of which will be distributed from our direct holdings) pro rata.

We currently anticipate that there will be no cash ultimately distributed to our shareholders as we are required to pay approximately $6,900,000 to the holders of our shares of preferred stock who are entitled to receive (a) the amount of the paid-in capital of the preferred stock plus a 10% premium (approximately $6,600,000), (b) accrued and unpaid dividends (approximately $300,000), and (c) any interest. The availability of cash may be further reduced by additional liabilities we may incur, the ultimate settlement amounts of any liabilities and our failure to achieve significant value for our real estate assets. See “Factors to be Considered by Shareholders in Deciding Whether to Approve the Proposal”.

Sales of our Assets

The proposal to dissolve contemplates the sale of all of our real estate assets. The proposal to dissolve does not specify the manner in which we may sell our assets. Such sales could take the form of individual sales of individual parcels of the real estate or as a single sale of all of our real estate assets, or some other form of sale. The real estate assets may be sold to one or more purchasers in one or more transactions over a period of time.

It is not anticipated that any further shareholder votes will be solicited with respect to the approval of the specific terms of sales of our assets approved by our sole director. We do not anticipate amending or supplementing the proxy statement to reflect any such agreement or sale, unless required by applicable law. The prices at which we will be able to sell our various assets depends largely on factors beyond our control, including, without limitation, the condition of the real estate markets and the availability of financing to prospective purchasers of the real estate assets. In addition, we may not obtain as high a price for a particular asset as we might secure if we were not in liquidation.

Conduct of Our Company Following Adoption of the Proposal to Dissolve

Following approval of the proposal to dissolve by our shareholders, our activities will be limited to distributing our assets in accordance with the proposal, establishing a contingency reserve for payment of our expenses and liabilities, including liabilities incurred but not paid or settled prior to approval of the proposal to dissolve, selling our assets, and terminating any commercial agreements, relationships or outstanding obligations and collecting any monies owed to us. Following the approval of the proposal to dissolve by our shareholders, we shall continue to indemnify our current and former officers, directors, employees and agents in accordance with our Articles of Incorporation and Bylaws, including for actions taken in connection with the proposal and the winding up of our affairs. Our obligation to indemnify such persons may be satisfied out of the assets of any liquidating trust. Our sole director and the trustees of any liquidating trust may obtain and maintain such insurance as may be necessary to cover our indemnification obligations under the proposal to dissolve.

Contingent Liabilities; Contingency Reserve; Liquidating Trust

Under the Washington Business Corporation Act, we are required, in connection with our dissolution, to pay or provide for payment of all of our liabilities and obligations. Following the approval of the proposal to dissolve by our shareholders, we will pay all expenses and fixed and other known liabilities, or set aside as a contingency reserve, cash and other assets which we believe to be adequate for payment thereof. We are currently unable to estimate with precision the amount of any contingency reserve that may be required, but any such amount (in addition to any cash contributed to a liquidating trust, if one is utilized) will be deducted before the determination of amounts available for distribution to shareholders.

The actual amount of the contingency reserve will be based upon estimates and opinions of management and our sole director and review of our estimated operating expenses and future estimated liabilities, including, without limitation, anticipated compensation payments, estimated legal and accounting fees, operating lease expenses, payroll and other taxes payable, miscellaneous office expenses and expenses accrued in our financial statements. There can be no assurance that the contingency reserve in fact will be sufficient. Subsequent to the establishment of the contingency reserve, we will distribute to our shareholders any portions of the contingency reserve that we deem no longer to be required. After the liabilities, expenses and obligations for which the contingency reserve is established have been satisfied in full, we will distribute to our shareholders any remaining portion of the contingency reserve.

If deemed necessary, appropriate or desirable by our sole director for any reason, we may, from time to time, transfer any of our unsold assets to one or more liquidating trusts, or other structure we deem appropriate, established for the benefit of our shareholders, which property would thereafter be sold or distributed on terms approved by its trustees. Our sole director and management may determine to transfer assets to a liquidating trust in circumstances where the nature of an asset is not susceptible to distribution (for example, interests in intangibles) or where our sole director determines that it would not be in the best interests of us and our shareholders for such assets to be distributed directly to the shareholders at such time. Our sole director may also elect in its discretion to transfer the contingency reserve, if any, to such a liquidating trust.

The purpose of a liquidating trust would be to distribute such property or to sell such property on terms satisfactory to the liquidating trustees, and distribute the proceeds of such sale after paying our liabilities, if any, assumed by the trust, to our shareholders. Any liquidating trust acquiring all of our unsold assets will assume all of our liabilities and obligations and will be obligated to pay any of our expenses and liabilities that remain unsatisfied. If the contingency reserve transferred to the liquidating trust is exhausted, such expenses and liabilities will be satisfied out of the liquidating trust’s other unsold assets.

The proposal to dissolve authorizes our sole director to appoint one or more individuals or entities to act as trustee or trustees of the liquidating trust or trusts and to cause us to enter into a liquidating trust agreement or agreements with such trustee or trustees on such terms and conditions as may be approved by our sole director. It is anticipated that our sole director will select such trustee or trustees on the basis of the experience of such individual or entity in administering and disposing of assets and discharging liabilities of the kind to be held by the liquidating trust or trusts and the ability of such individual or entity to serve the best interests of our shareholders.

We may decide to use a liquidating trust or trusts, and our sole director believes the flexibility provided by the proposal to dissolve with respect to the liquidating trusts to be advisable. The trust would be evidenced by a trust agreement between the trustees and us. The purpose of the trust would be to serve as a temporary repository for the trust property prior to its disposition or distribution to our shareholders. The transfer to the trust and distribution of interests therein to our shareholders would enable us to divest ourselves of the trust property and permit our shareholders to enjoy the economic benefits of ownership thereof. Pursuant to the trust agreement, the trust property would be transferred to the trustees immediately prior to the distribution of interests in the trust to our shareholders to be held in trust for the benefit of the shareholder beneficiaries subject to the terms of the trust agreement. It is anticipated that the interests would be evidenced only by the records of the trust and there would be no certificates or other tangible evidence of such interests and that no holder of our common stock or preferred stock would be required to pay any cash or other consideration for the interests to be received in the distribution or to surrender or exchange shares of our common stock or preferred stock in order to receive the interests.

It is further anticipated that pursuant to the trust agreements:

(a)	a majority of the trustees would be required to be independent of our management;

(b)	approval of a majority of the trustees would be required to take any action; and

(c)	the trust would be irrevocable and would terminate after, the earliest of (i) the trust property having been fully distributed, or (ii) a majority in interest of the beneficiaries of the trust, or a majority of the trustees, having approved of such termination, or (iii) a specified number of years having elapsed after the creation of the trust.

Under the Washington Business Corporation Act, the dissolution of our company will not take away or impair any remedy available against our company, our directors, officers or our shareholders, for any right or claim existing, or any liability incurred, prior to such dissolution if action or other proceeding thereon is commenced within two years after the date of such dissolution.

If we were held by a court to have failed to make adequate provision for our expenses and liabilities or if the amount ultimately required to be paid in respect of such liabilities exceeded the amount available from the contingency reserve and the assets of the liquidating trust or trusts, a creditor of ours could seek an injunction against the making of distributions under the proposal to dissolve on the grounds that the amounts to be distributed were needed to provide for the payment of our expenses and liabilities. Any such action could delay or substantially diminish the cash distributions to be made to shareholders and/or interest holders under the proposal to dissolve.

Final Record Date

We intend to close our stock transfer books, discontinue recording transfers of shares of our common stock and preferred stock and cease the quotation of our common stock on the OTC Bulletin Board on the final record date, and thereafter certificates representing shares of our common stock and preferred stock will not be assignable or transferable on our books except by will, intestate succession or operation of law. After the final record date, we will not issue any new stock certificates, other than replacement certificates. It is anticipated that no further trading of our shares of common stock will occur on or after the final record date. See “Trading of the Common Stock and Interests in the Liquidation Trust or Trusts” below.

All liquidating distributions from us or a liquidating trust on or after the final record date will be made to shareholders according to their holdings of common stock or preferred stock as of the final record date. Subsequent to the final record date, we may at our election require shareholders to surrender certificates representing their shares of the common stock in order to receive subsequent distributions. Shareholders should not forward their stock certificates before receiving instructions to do so. If surrender of stock certificates should be required, all distributions otherwise payable by us or the liquidating trust, if any, to shareholders who have not surrendered their stock certificates may be held in trust for such shareholders, without interest, until the surrender of their certificates (subject to escheat pursuant to the laws relating to unclaimed property). If a shareholder’s certificate evidencing the common stock or preferred stock has been lost, stolen or destroyed, the shareholder may be required to furnish us with satisfactory evidence of the loss, theft or destruction thereof, together with a surety bond or other indemnity, as a condition to the receipt of any distribution.

Trading of our Common Stock and Interests in the Liquidating Trust or Trusts

We currently intend to close our stock transfer books on the final record date, to cease recording stock transfers and issuing stock certificates (other than replacement certificates) and to cease the quotation of our common stock on the OTC Bulletin Board at such time. Accordingly, it is expected that trading in the shares of our common stock will cease on and after the final record date.

Thereafter, our shareholders will not be able to transfer their shares of our common stock. It is anticipated that the interests in a liquidating trust or trusts will not be transferable, although no determination has yet been made. Such determination will be made by our sole director prior to the transfer of unsold assets to the liquidating trust and will be based on, among other things, our sole director’s estimate of the value of the assets being transferred to the liquidating trust or trusts, tax matters and the impact of compliance with applicable securities laws.

The costs of compliance with such requirements would reduce the amount which otherwise could be distributed to interest holders. Even if transferable, the interests are not expected to be listed on a national securities exchange or quoted through the OTC Bulletin Board, and the extent of any trading market therein cannot be predicted. Moreover, the interests may not be accepted by commercial lenders as security for loans as readily as more conventional securities with established trading markets. As shareholders will be deemed to have received a liquidating distribution equal to their pro rata share of the value of the net assets distributed to an entity which is treated as a liquidating trust for tax purposes (see “Material United States Federal Income Tax Consequences”), the distribution of non-transferable interests could result in tax liability to the interest holders without their being readily able to realize the value of such interests to pay such taxes or otherwise.

Absence of Appraisal Rights

Under the Washington Business Corporation Act, our shareholders are not entitled to appraisal rights for their shares of our common stock or preferred stock in connection with the transactions contemplated by the proposal to dissolve.

Regulatory Approvals

No United States federal or state regulatory requirements must be complied with or approvals obtained in connection with the liquidation.

Material United States Federal Income Tax Consequences

The following discussion is a general summary of the material United States federal income tax consequences affecting our shareholders that are anticipated to result from the receipt of distributions pursuant to our dissolution and liquidation. This discussion does not purport to be a complete analysis of all the potential tax effects. Moreover, the discussion does not address the tax consequences that may be relevant to particular categories of our shareholders subject to special treatment under certain federal income tax laws (such as dealers in securities, banks, insurance companies, tax-exempt organizations, mutual funds, foreign individuals and entities, and persons who acquired our common stock upon exercise of stock options or in other compensatory transactions). It also does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction. The discussion is based upon the Internal Revenue Code of 1986, as amended, Treasury Regulations, Internal Revenue Service rulings, and judicial decisions now in effect, all of which are subject to change at any time; any such changes may be applied retroactively. Distributions pursuant to the proposal to dissolve may occur at various times and in more than one tax year. No assurance can be given that the tax treatment described herein will remain unchanged at the time of such distributions. The following discussion has no binding effect on the Internal Revenue Service or the courts and assumes that we will liquidate in accordance with the proposal to dissolve in all material respects.

No ruling has been requested from the Internal Revenue Service with respect to the anticipated tax consequences of the proposal to dissolve, and we will not seek an opinion of counsel with respect to the anticipated tax consequences. If any of the anticipated tax consequences described herein prove to be incorrect, the result could be increased taxation at the corporate and/or shareholder level, thus reducing the benefit to us and our shareholders from the liquidation. Tax considerations applicable to particular shareholders may vary with and be contingent on the shareholder’s individual circumstances.

The following discussion is for general information only and is not intended to be, nor should it be construed to be, legal or tax advice to any of our shareholders, and no opinion or representation with respect to the US federal income tax consequences to any shareholder is made. Accordingly, shareholders should consult their own tax advisors about federal, state, local and foreign tax consequences of receiving distributions pursuant to our dissolution and liquidation.

Federal Income Taxation of our Company. After the approval of the proposal to dissolve and until the liquidation is completed, we will continue to be subject to federal income taxation on our taxable income, if any, such as interest income, gain from the sale of our assets or income from operations. We will recognize gain or loss with respect to the sale of our assets in an amount equal to the fair market value of the consideration received for each asset over our adjusted tax basis in the asset sold. In addition, although we currently do not intend to make distributions of property other than cash and marketable securities, in the event of a distribution of property to certain shareholders, we may recognize gain but not losses upon such distribution of property. We will be treated as if we had sold any such distributed property to the distributee-shareholder for its fair market value on the date of the distribution.

Federal Income Taxation of our Shareholders. Amounts received by our shareholders pursuant to the proposal to dissolve will be treated as full payment in exchange for their shares. Shareholders will recognize gain or loss equal to the difference between (1) the sum of the amount of cash distributed to them and the fair market value (at the time of distribution) of property, if any, distributed to them, and (2) their tax basis for their shares of our common stock or preferred stock, as applicable. A shareholder’s tax basis in his or her shares will depend upon various factors, including the shareholder’s cost and the amount and nature of any distributions received with respect thereto.

A shareholder’s gain or loss will be computed on a “per share” basis. If we make more than one liquidating distribution, each liquidating distribution will be allocated proportionately to each share of stock owned by a shareholder. The value of each liquidating distribution will be applied against and reduce a shareholder’s tax basis in their shares of stock. Gain will be recognized as a result of a liquidating distribution to the extent that the aggregate value of the distribution and prior liquidating distributions received by a shareholder with respect to a share exceeds their tax basis for that share. Any loss will generally be recognized only when the final distribution from us has been received and then only if the aggregate value of all liquidating distributions with respect to a share is less than the shareholder’s tax basis for that share. Gain or loss recognized by a shareholder will be capital gain or loss provided the shares are held as capital assets, and will be long term capital gain or loss if the stock has been held for more than one year.

In the event of a distribution of property, the shareholder’s tax basis in such property immediately after the distribution will be the fair market value of such property at the time of distribution. The gain or loss realized upon the shareholder’s future sale of that property will be measured by the difference between the shareholder’s tax basis in the property at the time of such sale and the proceeds of such sale.

After the close of our taxable year, we will provide shareholders and the Internal Revenue Service with a statement of the amount of cash distributed to our shareholders and our best estimate as to the value of any property distributed to them during that year. There is no assurance that the Internal Revenue Service will not challenge our valuation of any property. As a result of such a challenge, the amount of gain or loss recognized by shareholders might be changed. Distributions of property other than cash to shareholders could result in tax liability to any given shareholder exceeding the amount of cash received, requiring the shareholder to meet the tax obligations from other sources or by selling all or a portion of the assets received.

If a shareholder is required to satisfy any liability of ours not fully covered by our contingency reserve (see “Contingent Liabilities; Contingency Reserve; Liquidation Trust”), payments by shareholders in satisfaction of such liabilities would generally produce a capital loss, which, in the hands of individual shareholders, could not be carried back to prior years to offset capital gains realized from liquidating distributions in those years.

United States Real Property Interest

Foreign shareholders who receive or are deemed to have received liquidating distributions may be treated as having disposed of a United States Real Property Interest (“USRPI”). In this event, such shareholders would be subject to USRPI withholding at a rate of 10% on distributions received in liquidation. Such shareholders would be required to file a U.S. tax return to report a disposition of a USRPI and would be required to pay additional tax or may be entitled to a refund of tax withheld. Significant and complex exclusions may apply which could exclude our shares from being treated as shares of a USRPI. In addition, if all real property is disposed of by the company prior to the liquidation in transactions in which gain or loss is fully recognized, the USRPI provisions may not apply. Shareholders should consult their own tax advisors regarding the potential applicability of USRPI provisions to liquidating distributions which they may receive.

Liquidating Trusts. If we transfer assets to a liquidating trust or trusts, we intend to structure such trust or trusts so that shareholders will be treated for tax purposes as having received their pro rata share of the property transferred to the liquidating trust or trusts, reduced by the amount of known liabilities assumed by the liquidating trust or trusts or to which the property transferred is subject. The liquidating trust or trusts themselves will not be subject to federal income tax. After formation of the liquidating trust or trusts, the shareholders must take into account for federal income tax purposes their allocable portion of any income, gain or loss recognized by the liquidating trust or trusts. As a result of the transfer of property to the liquidating trust or trusts and the ongoing operations of the liquidating trust or trusts, shareholders should be aware that they may be subject to tax, whether or not they have received any actual distributions from the liquidating trust or trusts with which to pay such tax.

The tax consequences of the proposal to dissolve may vary depending upon the particular circumstances of the shareholder. We recommend that each shareholder consult its own tax advisor regarding the federal income tax consequences of the proposal to dissolve as well as the state, local and foreign tax consequences.

Effect of Liquidation

The methods used by our sole director and management in estimating the values of our assets are inexact and may not approximate values actually realized. Our sole director’s assessment assumes that estimates of our liabilities and operating costs are accurate, but those estimates are subject to numerous uncertainties beyond our control and also do not reflect any contingent or unmatured liabilities that may materialize or mature. For all these reasons, actual net proceeds distributed to shareholders in liquidation may be significantly less than the estimated amount discussed in this proxy statement. Moreover, no assurance can be given that any amounts to be received by our shareholders in liquidation will equal to the amount paid-up, and all accrued and unpaid dividends, any interest applicable and premium of 10% of the amount paid-up on the preferred stock or will equal or exceed the price or prices at which our common stock has recently traded or may trade in the future.

Vote Required and Sole Director’s Recommendation

The approval of the proposal to dissolve requires the affirmative vote of the holders of two-thirds majority of the outstanding shares of our common stock and preferred stock. As of November 4, 2004 (the record date), our sole director exercises voting control over an aggregate of approximately 12,648,908 shares of our common stock (approximately 83% of the outstanding shares of our common stock as of the record date) and 60,000 shares of our preferred stock (100% of the outstanding shares of preferred stock as of the record date) and has indicated that he will vote in favor of the proposal. Our sole director is also the sole director of New Image Investment Company Limited which holds (or is deemed to hold) as of the record date approximately 83% of the outstanding shares of our common stock and 100% of the outstanding shares of our preferred stock. Our sole director has determined that because of this conflict of interest, he makes no recommendation either “for” or “against” the proposal to dissolve.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Other than as set out below, our sole director and no associate of our sole director has any substantial interest, direct or indirect, in any matter to be acted upon at the meeting.

Michael Smith, our sole director and officer, is an officer and a director of New Image Investment Company Limited and exercises investment and dispositive power over the shares of our company owned by New Image Investment Company Limited.

New Image Investment Company Limited owns 12,648,908 shares of our common stock and 60,000 shares of our preferred stock. New Image Investment Company Limited is a wholly owned subsidiary of MFC Bancorp Ltd. Michael Smith, our sole director and officer, is the Chief Executive Officer, President and a director of MFC Bancorp Ltd.

During the fiscal year ended December 31, 2003, we paid a dividend of $300,000 to the holders of our preferred stock. MFC Bancorp Ltd. charged us a commission of $150,000 on the sale of real estate and a management fee of $250,000. Michael Smith, our sole director and officer, is the Chief Executive Officer, President and a director of MFC Bancorp Ltd.

OTHER MATTERS

Our sole director knows of no matter other than those mentioned in this proxy statement to be brought before the meeting. If other matters properly come before the meeting, it is the intention of the proxy holders to vote the proxies in accordance with their judgment. If there are insufficient votes to approve any of the proposals contained herein, our sole director may adjourn the meeting to a later date and solicit additional proxies. If a vote is required to approve such adjournment, the proxies will be voted in favor of such adjournment.

We are subject to the reporting requirements of the Securities Exchange Act of 1934, and we file reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any materials we file with the Securities and Exchange Commission at the Securities and Exchange Commission’s Public Reference Room at 450 Fifth Street NW, Washington, DC 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the Public Reference Room. Our public filings are also available to the public from commercial document retrieval services and at the Internet web site maintained by the Securities and Exchange Commission at http://www.sec.gov.

Our Form 10-K, including our selected financial data, supplementary financial information, management’s discussions and analysis of financial condition and results of operations, and quantitative and qualitative disclosure about market risk, is hereby incorporated by reference into this proxy.

October 22, 2004.

BY ORDER OF THE SOLE DIRECTOR

/s/ Michael J. Smith
Michael J. Smith
President, Chief Financial Officer
and Secretary

ANNEX A

PROPOSAL TO DISSOLVE

This proposal (the “Proposal”) is intended to accomplish the complete liquidation and dissolution of TriMaine Holdings, Inc., a Washington corporation (the “Company”), in accordance with the Washington Business Corporation Act and Sections 331 and 336 of the Internal Revenue Code of 1986, as amended (the “Code”), as follows:

1.     The Board of Directors of the Company (the “Board of Directors”) has adopted this Proposal and called a meeting (the “Meeting”) of the holders of the Company’s common stock, par value $0.01 per share (the “Common Stock”) and preferred stock, par value $0.01 per share (the “Preferred Stock”) to take action on the Proposal and ratify the Company’s actions taken to date on the Proposal. If stockholders holding a two-thirds majority of the Company’s Common Stock and a two-thirds majority of the Company’s Preferred Stock comprising all the votes entitled to be cast on this Proposal, vote for the adoption of this Proposal at the Meeting, the Proposal shall constitute the adopted Proposal of the Company as of the date of the Meeting, or such later date on which the stockholders may approve the Proposal if the Meeting is adjourned to a later date (the “Adoption Date”).

2.     After the Adoption Date, the Company shall not engage in any business activities except to the extent necessary to preserve the value of its assets, wind up its business affairs, and distribute its assets in accordance with this Proposal. No later than thirty (30) days following the Adoption Date, the Company shall file Form 966 with the Internal Revenue Service.

3.     From and after the Adoption Date, the Board of Directors will liquidate the Company’s assets in accordance with the applicable provisions of the Washington Business Corporation Act.

4.     The distributions to the stockholders pursuant to Sections 3, 6 and 7 hereof shall be in complete redemption and cancellation of all of the outstanding Common Stock and Preferred Stock of the Company. As a condition to receipt of any distribution to the Company’s stockholders, the Board of Directors or the Trustees (as defined below), in their absolute discretion, may require the stockholders to:

(a) surrender their certificates evidencing the Common Stock or Preferred Stock to the Company or its agents for recording of such distributions thereon; or

(b)      furnish the Company with evidence satisfactory to the Board of Directors or the Trustees of the loss, theft or destruction of their certificates evidencing the Common Stock or Preferred Stock, together with such surety bond or other security or indemnity as may be required by and satisfactory to the Board of Directors or the Trustees (“Satisfactory Evidence and Indemnity”).

The Company will close its stock transfer books and discontinue recording transfers of Common Stock or Preferred Stock on the earliest to occur of:

(a) the close of business on the record date fixed by the Board of Directors for the final liquidating distribution;

(b) the close of business on the date on which the remaining assets of the Company are transferred to the Trust; or

(c)      the date on which the Company files its Articles of Dissolution under the Washington Business Corporation Act (following any post-dissolution continuation period thereunder), and thereafter certificates representing Common Stock or Preferred Stock will not be assignable or transferable on the books of the Company except by will, intestate succession, or operation of law.

5.     If any distribution to a stockholder cannot be made, whether because the stockholder cannot be located, has not surrendered its certificates evidencing the Common Stock or Preferred Stock as required hereunder or for any other reason, the distribution to which such stockholder is entitled (unless transferred to the Trust established pursuant to Section 6 hereof) shall be transferred, at such time as the final liquidating distribution is made by the Company, to the Washington State Treasurer or the official of such state or other jurisdiction authorized by applicable law to receive the proceeds of such distribution. The proceeds of such distribution shall thereafter be held solely for the benefit of and for ultimate distribution to such stockholder as the sole equitable owner thereof and shall be treated as abandoned property and escheat to the applicable state or other jurisdiction in accordance with applicable law. In no event shall the proceeds of any such distribution revert to or become the property of the Company.

6.     If deemed necessary, appropriate or desirable by the Board of Directors, in its absolute discretion, in furtherance of the liquidation and distribution of the Company’s assets to the stockholders, as a final liquidating distribution or from time to time, the Company shall transfer to one or more liquidating trustees (the “Trustees”), for the benefit of its stockholders, under a liquidating trust (the “Trust”), any assets of the Company which are:

(a) not reasonably susceptible to distribution to the stockholders, including without limitation non-cash assets and cash held on behalf of the stockholders:

(i) who cannot be located or who do not tender their certificates evidencing the Common Stock or Preferred Stock to the Company or its agent as herein above required; or

(ii)      to whom distributions may not be made based upon restrictions under contract or law, including, without limitation, restrictions of the federal securities laws and regulations promulgated thereunder; or

(b) held as a contingency reserve.

The Board of Directors may appoint one or more individuals, corporations, partnerships or other persons, or any combination thereof, including, without limitation, any one or more officers, directors, employees, agents or representatives of the Company, to act as the initial Trustee or Trustees for the benefit of the stockholders and to receive any assets of the Company. Any Trustees appointed as provided in the preceding sentence shall succeed to all right, title and interest of the Company of any kind and character with respect to such transferred assets and, to the extent of the assets so transferred and solely in their capacity as Trustees, shall assume all of the liabilities and obligations of the Company, including, without limitation, any unsatisfied claims and unascertained or contingent liabilities. Further, any conveyance of assets to the Trustees shall be deemed to be a distribution of property and assets by the Company to the stockholders for the purposes of Section 3 of this Proposal. Any such conveyance to the Trustees shall be in trust for the stockholders of the Company. The Company, subject to this Section and as authorized by the Board of Directors, in its absolute discretion, may enter into a liquidating trust agreement with the Trustees, on such terms and conditions as the Board of Directors, in its absolute discretion, may deem necessary, appropriate or desirable.

7.     After the Adoption Date, the officers of the Company shall, at such time as the Board of Directors, in its absolute discretion, deems necessary, appropriate or desirable, obtain any certificates required from the Washington tax authorities and, upon obtaining such certificates, the Company shall file with the Washington Secretary of State the articles of dissolution (the “Articles of Dissolution”) in accordance with the Washington Business Corporation Act.

8.     Under this Proposal, the Board of Directors may, in its absolute discretion, approve the sale, exchange or other disposition in liquidation of all of the property and assets of the Company, including any sale, exchange or other disposition in liquidation of less than a majority of the property and assets of the Company to affiliates of the Company, whether such sale, exchange or other disposition occurs in one transaction or a series of transactions.

9.     In connection with and for the purposes of implementing and assuring completion of this Proposal, the Company may, in the absolute discretion of the Board of Directors, pay any brokerage, agency, professional, legal and other fees and expenses of persons rendering services to the Company in connection with the collection, sale, exchange or other disposition of the Company’s property and assets and the implementation of this Proposal.

10.     In connection with and for the purpose of implementing and assuring completion of this Proposal, the Company may, in the absolute discretion of the Board of Directors, pay the Company’s officers, directors, employees, agents and representatives, or any of them, compensation or additional compensation above their regular compensation, in money or other property, as severance, bonus, acceleration of vesting of stock or stock options, or in any other form, in recognition of the extraordinary efforts they, or any of them, will be required to undertake, or actually undertake, in connection with the implementation of this Proposal.

11.     The Company shall continue to indemnify its officers, directors, employees, agents and representatives in accordance with its Articles and Bylaws and any contractual arrangements, for the actions taken in connection with this Proposal and the winding up of the affairs of the Company. The Company’s obligation to indemnify such persons may also be satisfied out of the assets of the Trust. The Board of Directors and the Trustees, in their absolute discretion, are authorized to obtain and maintain insurance as may be necessary or appropriate to cover the Company’s obligation hereunder, including seeking an extension in time and coverage of the Company’s insurance policies currently in effect.

12.     Notwithstanding authorization or consent to this Proposal and the transactions contemplated hereby by the Company’s stockholders, the Board of Directors may modify, amend or abandon this Proposal and the transactions contemplated hereby without further action by the stockholders to the extent permitted by the Washington Business Corporation Act.

13.     The Board of Directors of the Company is hereby authorized, without further action by the Company’s stockholders, to do and perform or cause the officers of the Company, subject to approval of the Board of Directors, to do and perform, any and all acts, and to make, execute, deliver or adopt any and all agreements, resolutions, conveyances, certificates and other documents of every kind which are deemed necessary, appropriate or desirable, in the absolute discretion of the Board of Directors, to implement this Proposal and the transaction contemplated hereby, including, without limiting the foregoing, all filings or acts required by any state or federal law or regulation to wind up its affairs.

TRIMAINE HOLDINGS, INC.

Suite 803, 8th Floor, Dina House, Ruttonjee Center, 11 Duddell Street
Central, Hong Kong

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Michael J. Smith and Rene Randall and each of them, as proxies, each with the power of substitution to represent and to vote as designated below, all the shares of Common Stock and all of the shares of Preferred Stock, Series B, of TriMaine Holdings, Inc. held of record by the undersigned on October 15, 2004, at the Meeting of Shareholders to be held on November 15, 2004, or any adjournments thereof.

1.	Proposal to Dissolve:

[ ]	FOR the proposal to dissolve the
Company, substantially in the form
of Annex A attached to the
accompanying proxy statement,
including the liquidation and
dissolution of the Company
contemplated thereby.	[ ]	AGAINST the proposal to dissolve the
Company, substantially in the form of
Annex A attached to the accompanying
proxy statement, including the
liquidation and dissolution of the
Company contemplated thereby.

2.	In their discretion, the Proxy holders are authorized to vote upon such other business as may properly come before the meeting.

This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR Proposal 1.

Please sign exactly as the name appears on your share certificates. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

DATED:__________________________________________________ , 2004

Signature: ____________________________________________________

Print Name: ___________________________________________________

Signature, if jointly held: _________________________________________

Print Name: ___________________________________________________

Number of shares held: __________________________________________

Please mark, sign, date and return this Proxy promptly using the enclosed envelope.